SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                                (Amendment No.1)

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                CorVu Corporation
             (Exact Name of Registrant as Specified in its Charter)


              Minnesota                                   41-1457090
      ------------------------                      ----------------------
       (State or Other Juris-                          (I.R.S. Employer
      diction of Incorporation                      Identification Number)
         or Organization)

                              3400 West 66th Street
                             Edina, Minnesota 55435
              (Address of Principal Executive Office and Zip Code)


              CorVu Corporation Nonqualified Stock Option Agreement
            Between the Company and Ismail Kurdi dated July 28, 2006

              CorVu Corporation Nonqualified Stock Option Agreement Between the Company and Robert L. Doretti dated July 28, 2006

              CorVu Corporation Nonqualified Stock Option Agreement
        Between the Company and Joseph J. Caffarelli dated July 28, 2006
                            (Full Title of the Plan)

                                David C. Carlson
                                CorVu Corporation
                              3400 West 66th Street
                             Edina, Minnesota 55435
                                 (952) 944-7777
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                                  John H. Stout
                                 Barbara Muller
                            Fredrikson & Byron, P.A.
                        200 South 6th Street, Suite 4000
                          Minneapolis, Minnesota 55402


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)            Per Share           Offering Price        Registration Fee
--------------------------------------------------------------------------------------------------------------------
 Common Stock issuable       30,000 shares              $0.30                  $9,000                 $0.96
   upon exercise of          15,000 shares              $0.30                  $4,500                 $0.48
 options granted under       52,500 shares              $0.30                 $15,750                 $1.69
   the Stock Option
      Agreements

        TOTAL:               97,500 shares              $0.30                 $29,250                 $3.13

====================================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plans.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

      (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 or 10-SB filed under the Securities Exchange Act of 1934 containing audited consolidated financial statements for the Registrant's latest fiscal year;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

      (c) If the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, the description of such class of securities contained in a registration statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

      Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

      The Registrant's Articles of Incorporation limit the liability of its directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by the Minnesota Business Corporation Act.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

            5 Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the Nonqualified Stock Option Agreements.

            23.1 Consent of Fredrikson & Byron, P.A. -- included in their opinion filed as Exhibit 5.

            23.2  Consent of Virchow, Krause & Company, LLP.

            24    Power of Attorney from certain directors. (See Signature
                  Page.)

Item 9. Undertakings.

            (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        Provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.


                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina and State of Minnesota, on the 3rd day of November, 2006.


                                        CORVU CORPORATION
                                        (the "Registrant")


                                        By: /s/ Joseph J. Caffarelli
                                          --------------------------------------
                                           Joseph J. Caffarelli
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               (Power of Attorney)

      Each of the undersigned constitutes and appoints Joseph J. Caffarelli and David C. Carlson his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of CorVu Corporation relating to the Nonqualified Stock Option Agreements dated July 28, 2006 between the Company and Ismail Kurdi, Robert L. Doretti and Joseph J. Caffarelli, respectively, and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                                   Title                          Date
         ---------                                   -----                          ----


/s/ Joseph J. Caffarelli                    President, Chief Executive          November 3, 2006
------------------------------------        Officer and Director
Joseph J. Caffarelli                        (principal executive officer)


/s/ David C. Carlson                        Chief Financial Officer             November 3, 2006
------------------------------------        (principal financial and
David C. Carlson                            accounting officer)


/s/ James L. Mandel                         Chairman of the Board and           November 3, 2006
------------------------------------        Director
James L. Mandel


/s/ Robert L. Doretti                       Director                            November 3, 2006
------------------------------------
Robert L. Doretti


/s/ Daniel R. Fishback                      Director                            November 3, 2006
------------------------------------
Daniel R. Fishback


/s/ Ismail Kurdi                            Director                            November 3, 2006
------------------------------------
Ismail Kurdi


/s/ Justin M. MacIntosh                     Director                            November 3, 2006
------------------------------------
Justin M. MacIntosh


/s/ Robert L. Priddy                        Director                            November 3, 2006
------------------------------------
Robert L. Priddy

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                CORVU CORPORATION

                         Form S-8 Registration Statement



                                  EXHIBIT INDEX


Exhibit
Number                              Exhibit Description
------------      --------------------------------------------------------------
5                 Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent registered public accounting firm
24                Power of attorney (See Signature Page)




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